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Exhibit 4.1

COMMON STOCK		COMMON STOCK
ZUMI		zumiez INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON
CUSIP 989817 10 1 SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT

is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE, OF
ZUMIEZ INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
[SEAL]		WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
	/s/ Richard M. Brooks President and Chief Executive Officer	/s/ Brenda Morris Chief Financial Officer and Secretary
COUNTERSIGNED AND REGISTERED
WACHOVIA BANK, N.A. (Charlotte, NC)
TRANSFER AGENT AND REGISTRAR
AUTHORIZED SIGNATURE

ZUMIEZ INC.

This certificate evidences shares of Common Stock of the Corporation. Other classes of shares of the Corporation are or may in the future be authorized and those classes may consist of one or more series of shares each with different designations, rights, preferences and limitations. The Corporation will furnish any shareholder upon written request and without charge a full statement of the designations, preferences, limitations and rights of the shares of each class authorized to be issued, and the variations in the rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the variations, rights and preferences of future series.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)	(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)
			UNIF TRF MIN ACT	—		Custodian (until age )
(Cust)
					(Minor)	under Uniform Transfers
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

        For Value received,                                                                                                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

Shares
of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated	X

X

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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  Exhibit 4.1
ZUMIEZ INC.